UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	001-37383 (Commission File Number)	81-0571538 (IRS Employer Identification No.)

202 Cousteau Place, Suite 105 Davis, CA 95618 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-202124

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.         Description of Registrant’s Securities to be Registered.

Arcadia Biosciences, Inc. (the “Registrant”)  is incorporating by reference herein the description of its Common Stock, par value $0.001 (the “Common Stock”), that is contained under the heading “Description of Capital Stock” in its Registration Statement on Form S-1 (File No. 333-202124) filed on February 17, 2015, as amended (the “Registration Statement”).

The Registrant is also incorporating by reference herein the description of its Common Stock that is contained in any prospectus filed by us per Rule 424(b) under its Registration Statement.

Item 2.         Exhibits.

Per the instructions, no exhibits are required to be listed.  The Registrant neither has other classes of securities registered on The NASDAQ Stock Market LLC nor is the Common Stock to be registered per Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 14, 2015
	By:	/s/ Eric J. Rey
Eric J. Rey
President and Chief Executive Officer